EXHIBIT 99.1

CONTACT: Gar Jackson Director Investor Relations (714) 414-4049
MICHAEL WEISS APPOINTED TO
PACIFIC SUNWEAR BOARD OF DIRECTORS
     ANAHEIM, CA August 17, 2005 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced the appointment of Michael Weiss to the Company’s Board of Directors.
     Mr. Weiss spent 23 years at Limited Brands where he was most recently Chief Executive Officer of Express, a 1000 store division of Limited Brands. Mr. Weiss left Limited Brands in 2004. Prior to Limited Brands, Mr. Weiss held both manufacturing and retailing positions at Apparel Industries, Casual Corner and Abraham and Straus.
     Greg Weaver, Executive Chairman of Pacific Sunwear, stated “I am very pleased to have Michael Weiss join our Board of Directors. Michael Weiss is recognized as a leading fashion merchant in the country and will be a great asset to the ongoing aggressive growth plans of our company.” Mr. Weiss’ appointment takes the corporation’s board to nine.
About Pacific Sunwear of California, Inc.
Pacific Sunwear, operating under two distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of July 30, 2005, the Company operated 780 PacSun stores, 91 PacSun Outlet stores and 183 d.e.m.o. stores for a total of 1,054 stores in 50 states and Puerto Rico. The company intends to launch its third concept, One Thousand Steps, in the 2006 fiscal first half. PacSun’s website address is www.pacsun.com and merchandise carried at d.e.m.o. stores can be found at www.demostores.com.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements of the Company herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always through the use of words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans,” “intends,” “estimated,” “projects” and “outlook”) are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements included in this press release are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Such uncertainties include, among others, the following factors; changes in consumer demands and preferences, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; fluctuations in comparable store net sales results; expansion and management of growth; reliance on key personnel; dependence on single distribution facility; economic impact of terrorist attacks or war/threat of war; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 29, 2005 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma, Anaheim, CA 92806